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                                                                   Exhibit 3.3
                            CERTIFICATE OF AMENDMENT

                                       OF

                  THE RESTATED CERTIFICATE OF INCORPORATION OF

                                 STEMCELLS, INC.


                     Pursuant to Section 242 of the General
                     Corporate Law of the State of Delaware

                                      ****

         StemCells, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST, the Restated Certificate of Incorporation of StemCells, Inc. (the "Corporation") is hereby amended so that the first paragraph of Section Four is deleted in its entirety and restated as follows:

                  FOUR. The total number of shares of stock that this Corporation shall have authority to issue is 76,000,000, consisting of 75,000,000 shares of Common Stock, with a par value of $.01 per share (the "Common Stock"), and 1,000,000 shares of Undesignated Preferred Stock with a par value of $.01 per share (the "Undesignated Preferred Stock").


         SECOND, the foregoing amendment has been duly adopted in accordance with Section 242 of the General Corporate Law of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 10th day of May 2002.


                                           STEMCELLS, INC.



                                           By: /s/  Iris Brest
                                               -------------------------
                                               Name:  Iris Brest
                                               Title:  Secretary